Exhibit 1(m)

                             Articles Supplementary
           Increasing the Authorized Capital Stock of the Corporation

      MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., (the "Corporation"), a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland, that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion Seven Hundred Fifty Million (1,750,000,000) shares of capital stock as follows:

                 Classes                      Number of Authorized Shares
                 -------                      ---------------------------
          Class A Common Stock                        300,000,000
          Class B Common Stock                        500,000,000
          Class C Common Stock                        300,000,000
          Class I Common Stock                        150,000,000
          Class R Common Stock                        500,000,000
                                                    -------------
                                      Total:        1,750,000,000

      All shares of all classes of the Corporation's capital stock have a par value of Ten Cents ($.10) per share, and an aggregate par value of One Hundred Seventy-Five Million Dollars ($175,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph (2) of the Articles of Incorporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by One Hundred Fifty Million (150,000,000) shares and designates such newly authorized shares as Class I Common Stock.

3. After this increase in the number of authorized shares, the Corporation will have the authority to issue One Billion Nine Hundred Million (1,900,000,000) shares of capital stock as follows:

                 Classes                      Number of Authorized Shares
                 -------                      ---------------------------
          Class A Common Stock                        300,000,000
          Class B Common Stock                        500,000,000
          Class C Common Stock                        300,000,000
          Class I Common Stock                        300,000,000
          Class R Common Stock                        500,000,000
                                                    -------------
                                      Total:        1,900,000,000

      After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($.10) per share, and an aggregate par value of One Hundred Ninety Million Dollars ($190,000,000).

      IN WITNESS WHEREOF, MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on June 21, 2004.

                                     MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

                                               By: /s/ Terry K. Glenn
                                                   -----------------------------
                                                   Terry K. Glenn
                                                   President

Attest:

/s/ Phillip S. Gillespie
--------------------------------
Phillip S. Gillespie
Secretary


      The undersigned, President of MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, and that this statement is made under the penalties for perjury.


                                                   /s/ Terry K. Glenn
                                                   -----------------------------
                                                   Terry K. Glenn
                                                   President


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